INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------


Renaissance Designer Gallery Products, Inc.

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial and Operating Data" and "Experts" in the prospectus.

                                         /s/ Berberich Trahan & Co., P.A.

                                         BERBEICH TRAHAN & CO., P.A.



Topeka, Kansas
June 5, 1998